Exhibit 99.1

Ascential Software Reports Second Quarter Revenue of $39.9 Million with License
Revenue of $21.0 Million and GAAP Profitability

Results Mark Fifth Consecutive Quarter of Sequential Revenue Growth

WESTBORO, Mass., July 22, 2003 — Ascential Software Corporation (NASDAQ: ASCL), the enterprise data integration leader, today announced results for the second quarter ended June 30, 2003.

On a GAAP basis, second quarter 2003 revenue was $39.9 million, up 43 percent from $28.0 million in the second quarter of last year, and up 13% from $35.3 million in this year’s first quarter. License revenue was $21.0 million in the second quarter of 2003, up 39% from $15.1 million in license revenue reported in the second quarter of 2002, and up 10% from $19.2 in the first quarter. Net income was $0.7 million, or $0.01 per share, for the second quarter, compared to a net loss of $20.6 million, or ($0.33) per share, in the second quarter of 2002, and a net loss of $0.5 million, or ($0.01) per share in the first quarter. All share and per share amounts are retroactively adjusted for a
1-for-4 reverse stock split implemented June 17, 2003.

On a pro forma basis, as described below, the company realized pro forma net income of $3.0 million, or $0.05 per share, in the second quarter of 2003, compared with a pro forma net loss of $6.7 million, or ($0.11) per share, in the second quarter of 2002, and a pro forma net income of $1.3 million, or $0.02 per share in the first quarter this year.

“We are extremely pleased to report record quarterly revenue and profitability since becoming Ascential Software Corporation in July 2001,” said Peter Gyenes, chairman and chief executive officer. “We have now achieved five consecutive quarters of sequential revenue growth, reflecting the momentum and impact our company is having on the enterprise data integration market. Our list of technology firsts was extended with the recent announcement of our newest offering, Ascential™ Enterprise Integration Suite 7.0 with its Real-Time Integration (RTI) Services, which significantly extends our technology leadership. Our highly differentiated solutions to integrating data come at a time when integration is high on the priority list of IT executives and has allowed us to achieve the market share growth and attain the profitability milestones that we previously targeted. Our activity levels and our pipeline continue to be robust, reflecting the market’s strong validation of our strategy to deliver the broadest suite of data integration software on the market.”

At June 30, 2003, the company had $624.6 million in cash, cash equivalents and short-term investments. Additionally, the company was cash flow positive in the quarter. Days sales outstanding (DSO) for the second quarter of 2003 was 58 days, down from 69 days in the first quarter, and well ahead of 88 days in the second quarter of last year.

Highlights

During the second quarter of 2003, Ascential Software:

•	Signed 78 new customers including: BEA Systems, Becton Dickinson & Co., BJ’s Wholesale Club, Caisse d’Epargne, Carapelli, Daewoo Capital Management, Fifth Third Bank, National Bank of Canada, Options Clearing House, Pier One Imports, Prudential Assurance Malaysia, Qwest Communications, Safeway, Toyota Financial Services, Department of Veterans Affairs, Virginia Department of Transportation and Weyerhaeuser.

•	Expanded business with 142 existing customers including: 21st Century Insurance Group, Acxiom, ABN AMRO, Agip Petroli, AIG, Arla Foods, Boeing, Bombardier Transport, Caterpillar, China Mobile, CNA Insurance, DaimlerChrysler, Experian, Far Eastern International Bank, U.S. Food and Drug Administration, Food Lion, Ford, Freddie Mac, Gap Inc., General Motors, GMAC Mortgage, Harley-Davidson, Hyundai Exchange Bank Card, Information Resources, Imperial Tobacco, International Paper, Korea Telecom, Maersk Sealand, McKesson, Munich Reinsurance, NTT Communications, Nordea, Novartis, OOCL Holdings, Pfizer, RaboBank, SC Johnson, Telecom Italia, Visa and VWR International.

•	Announced the Ascential Enterprise Integration Suite 7.0, the most advanced version of the company’s flagship enterprise integration solution, and RTI Services (Ascential Real-Time Integration Services) designed to enable customers to achieve on-demand integration of critical business information through the seamless interoperability of Ascential Software’s data integration solutions within an enterprise’s service-oriented architecture (SOA).

•	Enhanced its strategic partnership with IBM with the availability of new solutions supporting IBM’s DB2 Cube Views and IBM’s DB2 Information Integrator. Integrating Ascential Software’s extensive meta data management capabilities with the powerful OLAP functionality of DB2 Cube Views simplifies the analysis and management of business definitions and rules for data across the entire business intelligence, data integration and data management infrastructure. The combined solution of the DB2 Information Integrator and the Ascential Enterprise Integration Suite delivers an end-to-end solution for real-time data quality, transformation, integrated access and analysis of all data types across myriad repositories anywhere in the enterprise.

•	Extended its partner network and expanded field engagement with global and regional partners, including Accenture, Deloitte, IBM’s Business Consulting Services Group, Netezza Corporation and SymphonyRPM. Global partners influenced or participated in nearly half of all license sales worldwide, including enterprise license sales to Allied Insurance, BJ’s Wholesale Club, Imperial Tobacco, Safeway and Weyerhaeuser.

•	Established a leadership position in defining grid computing standards and architecture by being the first enterprise integration software provider to join the Global Grid Forum (“GGF”), an industry association formed to advance grid computing. The parallel processing technology underpinning the Ascential Enterprise Integration Suite is built from the ground up to support SMP, MPP and network computing models used in grid computing. This capability provides unlimited scalability designed to allow enterprises to “future proof” against ever growing data volumes and data velocity.

•	Formally launched its Federal Division to expand relationships with U.S. federal agencies and the contractors and systems integrators that serve them. The company is building a growing customer base of federal agencies and branches with products deployed at the U.S. Census Bureau, the Federal Bureau of Investigation, the U.S. Food and Drug Administration, the U.S. Army, the U.S. Navy, the Bureau of Labor Statistics, the U.S. Department of Agriculture, the U.S. Department of Commerce, the U.S. Department of Justice, the Veterans Benefits Administration, and several intelligence agencies. In addition, to further address the needs of the federal marketplace, the company has reseller and partner relationships including CSC, EDS, IBM, Lockheed Martin, Northrop Grumman Information Technology, SAIC and SRA International.

•	Was named to the “SD Times 100” list of software development leaders and innovators by SD Times, the software development industry’s newspaper of record. The publication declared that Ascential Software’s “suite of data profiling and transformation tools remains without equal.”

•	Announced Ascential World 2003, its annual user conference. Ascential World 2003 will feature presentations from renowned technology journalist, Maryfran Johnson, editor-in-chief of Computerworld; David Weinberger, an acclaimed technology author and commentator; industry analysts; and IT professionals who are building tomorrow’s enterprise data integration infrastructure today using solutions from Ascential Software.

•	Implemented, following shareholder approval, a 1-for-4 Reverse Stock Split in order to more appropriately align the company’s share base with its current operations, reducing the number of the company’s outstanding shares to approximately 58 million.

Outlook and Company Guidance

“We are pleased that the execution on our strategy is contributing to a higher profile for our company and continued improvement in our operating results,” said Pete Fiore, president of Ascential Software. “By delivering a solution that addresses the full spectrum of data integration requirements including data profiling, data quality, transformation and massive scalability — in real time — within a Service Oriented Architecture, we are uniquely positioned in the growing enterprise data integration market. Integration infrastructure remains a top priority of our customers and a growing market opportunity, and we believe our results underscore our leadership and differentiation in the enterprise integration space.”

Based on its year-to-date results, the company is currently projecting annual revenue growth of 35%-38% for 2003 relative to 2002. Given the traditional third quarter summer seasonality, combined with continuing uncertainty surrounding IT spending, revenue in the third quarter can be expected to be slightly down sequentially, but appreciably higher than last year’s third quarter. The company plans to achieve GAAP profitability for all of 2003, barring unforeseen circumstances. Pro forma profitability is calculated as fully described in the following paragraph, with the predominant factors being the exclusion of amortization of purchased intangibles, one time charges and legacy expenses. Amortization of purchased intangibles is estimated to be approximately $1.3 million per quarter during 2003. There was a final settlement of a lawsuit for $1.6 million, $1.1 million of which was charged in the second quarter of 2003, and the balance recognized previously. Legacy expenses, which are costs remaining from previously announced terminated or divested business operations, were $1.0 million in the second quarter, and are currently projected to continue decreasing in the third and fourth quarters, barring unforeseen circumstances.

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include expenses unrelated to the company’s ongoing data integration business, as well as the non-cash charge associated with the amortization of purchased intangibles. Management of the company uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, all pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; a litigation settlement; merger, realignment and other costs primarily related to employee severance and the closure of idle facilities; in-process research and development charges; revenue, expenses and other items related to the Informix database assets sold to IBM during the third quarter of 2001, as well as adjustments to the gain associated with the sale of the database assets; revenue and expenses associated with the company’s content management product line that was terminated during the second quarter of 2002 and asset impairment cost.

Conference Call
Management will host a conference call at 5:00 PM (EST) today to discuss the company’s operating performance and results. The conference call will be broadcast live through a link on the Investor Relations page on the Ascential web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot attend the live broadcast, a replay will be available on the web site at www.ascential.com/investors or by calling (800) 489-7535 beginning about two hours after the call ends.

About Ascential Software
Ascential Software Corporation is the leading provider of enterprise data integration solutions to organizations worldwide. Customers use the Ascential Enterprise Integration Suite to integrate and leverage data across all strategic analytic and enterprise applications with confidence in the accuracy, completeness and timeliness of critical information. Ascential Software’s powerful data profiling, data quality, data transformation, parallel processing, meta data and connectivity solutions enables customers to reduce total cost of ownership and increase return on IT investment. Headquartered in Westboro, Mass., Ascential Software has offices worldwide and supports more than 2,200 customers in such industries as financial services, telecommunications, healthcare, life sciences, manufacturing, consumer goods, retail, and government. More information on Ascential Software can be found on the Web at www.ascential.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, revenue growth; momentum and increasing impact in the market; technology leadership and differentiation; priorities of IT executives and customers; activity levels and pipeline; market validation; improving ability to execute on the company’s strategy; raised profile of the company; continued improvement in operating results; growth of the enterprise data integration market and the company’s unique position therein; market opportunity of integration infrastructure; seasonality; the functionality, characteristics, quality and performance capabilities of Ascential Software’s products and technology; results achievable and benefits attainable through deployment of Ascential Software’s products; anticipated innovation and product development; the usefulness of pro forma results; profitability; reduction in total cost of ownership for customers and return on IT investment. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “intends” or “estimates,” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company’s books and customary quarter-end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. The financial measures discussed in this press release also involve risks and uncertainties and are subject to final audited results for the period or periods covered. Investors and potential investors should review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company’s most recent Form 10-Q. The forward-looking statements and financial measures contained herein represent the judgment of Ascential Software, as of the date of this release, and Ascential Software disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential’s expectations with regard thereto or any change in events, conditions, and circumstances on which such statements are based.

© 2003 Ascential Software Corporation. All rights reserved. Ascential is a trademark of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.

For more information, contact:

Chas Kielt	David Roy
Ascential Software Corporation	Ascential Software Corporation
(508) 366-3888 x3256	(508) 366-3888 x3290
chas.kielt@ascential.com	david.roy@ascential.com

Jeff Aubin	Stephanie Prince/Julie Prozeller
Beaupre & Co. Public Relations	FD Morgen-Walke
(603) 559-5838	(212) 850-5600
jaubin@beaupre.com	sprince@fdmw.com
jprozeller@fdmw.com

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(In thousands, except per share data)

	Three months ended June 30, 2003

	Total GAAP	Pro Forma	Pro Forma
	Consolidated	Adjustments (2)	Adjusted

NET REVENUES
Licenses	$21,016		$21,016
Services	18,913	(81)	18,832

	39,929	(81)	39,848

COSTS AND EXPENSES
Cost of licenses	3,353	(1,113)	2,240
Cost of services	8,828	(243)	8,585
Sales and marketing	16,849		16,849
Research and development	5,510		5,510
General and administrative	6,962	(1,583)	5,379
Merger, realignment and other costs	432	(432)	—

	41,934	(3,371)	38,563

Operating income (loss)	(2,005)	3,290	1,285
OTHER INCOME (EXPENSE)
Interest income	2,903	—	2,903
Interest expense	(7)	—	(7)
Other, net	102	—	102

INCOME BEFORE INCOME TAXES	993	3,290	4,283
Income tax expense	298	987	1,285

NET INCOME	$695	$2,303	$2,998

NET INCOME PER COMMON SHARE (3)
Basic	$0.01		$0.05

Diluted	$0.01		$0.05

SHARES USED IN PER SHARE CALCULATIONS (3)
Basic	58,009		58,009

Diluted	59,059		59,059

(1)	See Comparative Statements of Operations in GAAP format on the next page of this release. Note that pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(2)	Pro forma adjustments represent:

— revenue and expenses associated with the remaining service obligations under content management customer contracts including $81 in services revenue, $83 in cost of services and $24 of general and administrative costs. The content management product line was terminated during the second quarter of 2002.

— amortization of purchased intangibles including technology and customer lists consisting of $1,113 in cost of software and $160 in cost of services.

— general and administrative costs totaling $434 associated with the Informix database business sold to IBM in the third quarter of 2001; comprised primarily of dispute resolution costs and administrative costs associated with the closure of idle database operations.

— general and administrative costs totaling $1,125 related to the settlement of litigation during the quarter.

— merger, realignment and other costs totaling $432 for adjustments to reserves for vacated real estate.

— the estimated tax benefit of $987 associated with the above adjustments based upon the effective tax rate.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)
(In thousands, except per share data)
(1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

NET REVENUES
Licenses	$21,016	$15,116	$40,186	$25,867
Services	18,913	12,846	35,039	22,888

	39,929	27,962	75,225	48,755

COSTS AND EXPENSES
Cost of licenses	3,353	7,921	6,954	11,070
Cost of services	8,828	8,567	16,075	16,577
Sales and marketing	16,849	20,247	33,544	38,931
Research and development	5,510	6,674	10,880	13,107
General and administrative	6,962	7,989	13,371	22,534
Merger, realignment and other charges (2)	432	6,987	432	11,666
Write-off of acquired in-process research and development	—	1,170	—	1,170

	41,934	59,555	81,256	115,055

Operating loss	(2,005)	(31,593)	(6,031)	(66,300)
OTHER INCOME (EXPENSE)
Interest income	2,903	5,228	6,215	11,461
Interest expense	(7)	(18)	(30)	(39)
Adjustment to gain on sale of database business	—	—	—	7,634
Other, net	102	2,095	76	929

INCOME (LOSS) BEFORE INCOME TAXES	993	(24,288)	230	(46,315)
Income tax expense (benefit)	298	(3,660)	69	(9,167)

NET INCOME (LOSS)	$695	$(20,628)	$161	$(37,148)

NET INCOME (LOSS) PER COMMON SHARE (3)
Basic	$0.01	$(0.33)	$0.00	$(0.58)

Diluted	$0.01	$(0.33)	$0.00	$(0.58)

SHARES USED IN PER SHARE CALCULATIONS (3)
Basic	58,009	63,094	57,942	63,610

Diluted	59,059	63,094	58,671	63,610

(1)	See pro forma results of operations and related reconciliation to GAAP results for the three months ended June 30, 2003 on the prior page of this release and reconciliation between GAAP and pro forma results for the three months ended June 30, 2002 on a subsequent page of this release.

(2)	Merger, realignment and other charges include principally severance and real estate costs resulting from realignment of the business, sales or terminations of businesses or product lines or consolidation or elimination of offices.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

ASCENTIAL SOFTWARE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2003	December 31, 2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$352,408	$216,551
Short-term investments	272,153	288,199
Accounts receivable, net	25,730	27,112
Receivable on sale of database business	—	109,200
Other current assets	13,812	31,136

Total current assets	664,103	672,198
Property and equipment net	5,774	5,427
Software costs, net	14,458	14,124
Long-term investments	1,246	966
Intangible assets, net	170,660	173,740
Deferred income taxes	28,412	28,515
Other assets	10,339	11,280

Total Assets	$894,992	$906,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,992	$8,136
Accrued expenses	21,481	23,137
Accrued employee compensation	13,315	14,861
Income taxes payable	86,634	98,916
Accrued merger, realignment and other charges	10,054	15,698
Deferred income taxes	33,168	33,171
Deferred revenue	23,233	17,666
Other current liabilities	687	479

Total current liabilities	197,564	212,064
Total Stockholders’ Equity	697,428	694,186

Total Liabilities and Stockholders’ Equity	$894,992	$906,250

ASCENTIAL SOFTWARE CORPORATION
SELECTED UNAUDITED REVENUE HISTORY
(In millions)

					Total
	Q1 2002	Q2 2002	Q3 2002	Q4 2002	2002	Q1 2003	Q2 2003

LICENSE REVENUE:
Data Integration	$10.7	$15.1	$14.9	$18.8	$59.5	$19.2	$21.0
Content Management	0.1	—	—	0.1	0.1	—	—

Total	10.8	15.1	14.9	18.9	59.6	19.2	21.0
SERVICES REVENUE:
Data Integration	9.3	12.5	15.1	15.1	52.0	16.0	18.8
Content Management	0.7	0.4	0.2	0.1	1.4	0.1	0.1

Total	10.0	12.9	15.3	15.2	53.4	16.1	18.9
TOTAL:
Data Integration	20.0	27.6	30.0	33.9	111.5	35.2	39.8
Content Management	0.8	0.4	0.2	0.2	1.5	0.1	0.1

Total	$20.8	$28.0	$30.2	$34.1	$113.0	$35.3	$39.9

% of revenue from 10% customers in the period	11%	—	11%	16%	11%	—	13%

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(In thousands, except per share data)

	Three months ended March 31, 2003

	Total GAAP	Pro Forma	Pro Forma
	Consolidated	Adjustments (2)	Adjusted

NET REVENUES
Licenses	$19,170	$—	$19,170
Services	16,126	(95)	16,031

	35,296	(95)	35,201
COSTS AND EXPENSES
Cost of licenses	3,601	(1,113)	2,488
Cost of services	7,247	(254)	6,993
Sales and marketing	16,695	—	16,695
Research and development	5,370	—	5,370
General and administrative	6,409	(1,325)	5,084

	39,322	(2,692)	36,630
Operating income (loss)	(4,026)	2,597	(1,429)
OTHER INCOME (EXPENSE)
Interest income	3,312	—	3,312
Interest expense	(23)	—	(23)
Other, net	(26)	—	(26)

INCOME (LOSS) BEFORE INCOME TAXES	(763)	2,597	1,834
Income tax expense (benefit)	(229)	780	551

NET INCOME (LOSS)	$(534)	$1,817	$1,283

NET INCOME (LOSS) PER COMMON SHARE (3)
Basic	$(0.01)		$0.02

Diluted	$(0.01)		$0.02

SHARES USED IN PER SHARE CALCULATIONS (3)
Basic	57,876		57,876

Diluted	57,876		58,274

(1)	Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(2)	Pro forma adjustments represent:

— revenue and expenses associated with the remaining service obligations under content management customer contracts including $95 in maintenance revenue, $94 in cost of services and $24 of general and administrative costs. The content management product line was terminated during the second quarter of 2002.

— amortization of purchased intangibles including technology and customer lists consisting of $1,113 in cost of licenses, $160 in cost of services and $72 in general and administrative.

— general and administrative costs totaling $1,229 associated with the Informix database business sold to IBM in the third quarter of 2001; comprised primarily of dispute resolution costs and administrative costs associated with the closure of idle database operations.

— the estimated tax benefit of $780 associated with the above adjustments based on the effective tax rate.

(3)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.

ASCENTIAL SOFTWARE CORPORATION
PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(In thousands, except per share data)

	Three Months Ended June 30, 2002

	Total	Results of Content	Database
	Consolidated	Management Product	Transaction &	Other Pro Forma	Pro Forma
	GAAP	Line (2)	Transition (3)	Adjustments (4)	Adjusted

NET REVENUES
Licenses	$15,116	$—	$—	$—	$15,116
Services	12,846	(404)	—	—	12,442

	27,962	(404)	—	—	27,558

COSTS AND EXPENSES
Cost of licenses	7,921	(4,492)	—	(1,840)	1,589
Cost of services	8,567	(1,185)	—	(160)	7,222
Sales and marketing	20,247	(307)	—	—	19,940
Research and development	6,674	(1,129)	—	—	5,545
General and administrative	7,989	(1,197)	(1,401)	(72)	5,319
Merger, realignment and other charges (5)	6,987	(2,821)	(466)	(3,700)	—
Write-off of acquired in-process research and development	1,170	—	—	(1,170)	—

	59,555	(11,131)	(1,867)	(6,942)	39,615

Operating income (loss)	(31,593)	10,727	1,867	6,942	(12,057)
OTHER INCOME (EXPENSE)
Interest income	5,228	—	—	—	5,228
Interest expense	(18)	—	—	—	(18)
Other, net	2,095	—	(3,127)	—	(1,032)

INCOME (LOSS) BEFORE INCOME TAXES	(24,288)	10,727	(1,260)	6,942	(7,879)
Income tax expense(benefit)	(3,660)	1,609	(190)	1,050	(1,191)

NET INCOME (LOSS)	$(20,628)	$9,118	$(1,070)	$5,892	$(6,688)

NET LOSS PER COMMON SHARE
Basic and diluted (6)	$(0.33)				$(0.11)

SHARES USED IN PER SHARE CALCULATIONS (6)	63,094				63,094

(1)	See Comparative Unaudited Consolidated Statements of Operations on a prior page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(2)	Operating results in this column include revenue and expenses associated with the content management product line which was in the process of being divested during the first quarter of 2002 and was terminated during the second quarter of 2002, and estimated associated tax benefit based on the effective tax rate.

(3)	Operating results in this column include income and expenses associated with the database assets sold to IBM, and is comprised primarily of litigation settlements, adjustments to real estate reserves and estimated associated tax expense based on the effective tax rate.

(4)	Other pro forma adjustments consist of $1,113, $160 and $72 of purchased intangible amortization recorded to cost of licenses, cost of services and general and administrative costs, respectively, $727 of asset impairment costs recorded to cost of licenses related to the termination of the Axielle product, $3,700 of merger, realignment and other charges relating to reserves for vacated real estate and severance associated with the consolidation of Ascential offices, $1,170 of costs to write-off of in-process research and development associated with the acquisition of Vality Technology Incorporated during the second quarter of 2002 and the estimated associated tax benefit of the adjustments based on the effective tax rate.

(5)	Merger, realignment and other charges consist of adjustments to real estate reserves and severance associated with the sale of the database business to IBM, costs associated with the termination of the content management product line as well as severance and costs associated with the consolidation of Ascential offices

(6)	On June 17, 2003 the Company effected a 1-for-4 reverse stock split. Accordingly, all share and earnings per share figures have been restated as though the reverse split was in effect for all periods presented.